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                                                                     Exhibit 5.2


       September 12, 2003


Western Wireless Corporation
3650 131st Avenue SE, Suite 400
Bellevue, WA 98006

      Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Western Wireless Corporation, a Washington corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to an offer to exchange ("Exchange Offer") $600,000,000 in aggregate principal amount of the Company's 9.250% Senior Notes due 2013 (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Company's outstanding 9.250% Senior Notes due 2013 that were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), as contemplated by the Exchange and Registration Rights Agreement, dated July 16, 2003, by and among the Company and the initial purchasers listed therein (the "Registration Rights Agreement").

The Exchange Notes will be issued under an indenture dated as of July 16, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

We have reviewed the corporate action of the Company in connection with the foregoing and have examined such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion letter. We have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and legally binding obligation of the Trustee and (b) prior to issuance the Exchange Notes will be duly authenticated by the Trustee.

This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and the accompanying commentary and technical notes, all as published in The Business Lawyer, Volume 47, No. 1, November 1991 (the "Accord"), which are incorporated herein by this reference. As a consequence, this opinion letter is subject to a number of assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction
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therewith. The law covered by the opinions expressed herein is expressly limited to the Law (as defined in the Accord) of the State of Washington and the Federal Law of the United States (the "Covered Law"). To the extent that the law of any other jurisdiction other than those mentioned in the prior sentence impact the opinions expressed herein, we assume in our opinions that such law is the same as the Covered Law. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise. We express no opinion except as expressly set forth in the numbered paragraphs below and no opinions shall be implied. The opinions expressed herein are opinions of legal matters and not factual matters.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will be duly authorized and validly issued by the Company and will constitute valid and legally binding obligations of the Company.

Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Exchange Notes.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We hereby consent to reliance by Friedman Kaplan Seiler & Adelman LLP on the opinions set forth herein as though addressed to them.


                                    Very truly yours,

                                    /s/ Preston Gates & Ellis LLP